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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 23, 2000

                                  VENTAS, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                         1-10989                      61-1055020
 ------------                     -----------                  ------------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


        4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
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               (Address of principal executive offices) (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.
        ------------

     On May 24, 2000, Ventas, Inc. (the "Company") announced that shareholders at its annual meeting yesterday approved all of the Company's proposals, including the reelection of the following six directors: Walter F. Beran, Debra
A. Cafaro, Douglas Crocker II, Ronald G. Geary, W. Bruce Lunsford and R. Gene Smith.

     Speaking at the meeting, Debra A. Cafaro, President and CEO, outlined the status of the Company's negotiations in the bankruptcy of its primary tenant, Vencor, Inc. ("Vencor").

     The Company also announced on May 24, 2000 that it has entered into a tax stipulation agreement (the "Agreement") with Vencor, which provides for the proceeds of certain federal, state and local tax refunds received by either company on or after September 13, 1999 to be held by the recipient of such refunds in segregated interest bearing accounts. As the Company previously reported, certain refunds have been the subject of dispute between the Company and Vencor. Included in the Agreement is a federal income tax refund of approximately $26.6 million received by the Company out of the filing of its 1998 tax return, which is a refund of taxes paid by the Company in prior years.

     The Agreement, which is subject to approval by the bankruptcy court, contains notice provisions relating to the withdrawal of funds by either party from the segregated accounts. Each party reserves all rights and claims regarding the amounts covered by the Agreement.

     A copy of the press release issued by the Company on May 24, 2000 is included as an exhibit to this filing and is incorporated herein by reference.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, ability to qualify as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," "expect," "intend," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.


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     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in this Form 10-K and elsewhere in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor, Inc. and certain affiliates (collectively, "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the Spin Agreements (as defined below), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off (as defined below), (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including costs containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company,
(h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and Ventas have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, and
(m) the ability of the Company to qualify as a real estate investment trust. Many of such factors are beyond the control of the Company and its management.


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Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits:

          99.1 Press Release dated May 24, 2000.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)

Date: May 25, 2000


                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President and
                                                   General Counsel


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                                  EXHIBIT INDEX

Exhibit             Description
-------             -----------

99.1                Press Release dated May 24, 2000.


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